Ex99-42

AMENDED AND RESTATED
 REGULATIONS
 OF
 TORO ENERGY OF OHIO-AMERICAN, LLC

         These Amended and Restated  Regulations  (these  "Regulations")  of Toro Energy of  Ohio-American,  LLC, a
Texas  limited  liability  company  (the  "Company"),  is  entered  into  by Toro  Partners,  LP,  a Texas  limited partnership  ("Toro  Partners"),  pursuant to and in accordance with the Texas Limited Liability Company Act (Texas
Revised Civil Statutes  Article 1528n, et seq.),  as amended (the "Act"),  for the regulation and management of the
Company.

                                                W I T N E S S E T H

         WHEREAS,  the Company was formed on February 20, 2001, when its Articles of  Organization  were filed with the Secretary of State of Texas;

         WHEREAS,  Toro Partners  adopted those certain  Regulations  of Toro Energy of  Ohio-American,  LLC, dated
February 20, 2001 (the "Original Regulations"), for the regulation and management of the Company; and

         WHEREAS,  Toro Partners,  being the sole member of the Company,  desires to amend and restate the Original
Regulations in their entirety.

         NOW,  THEREFORE,  in consideration of the premises,  Toro Partners hereby amends and restates the Original
Regulations as follows:

1.       Name.  The name of the limited liability company is Toro Energy of Ohio-American, LLC.

2.       Purpose.  The purpose for which the Company is organized  is to transact  any and all lawful  business for which  limited  liability  companies  may be  formed  under the Act and  which is not  forbidden  by the law of the jurisdiction in which the Company engages in that business.

3.       Registered  Office;  Registered  Agent.  The registered  office and registered agent of the Company in the
State of Texas shall be as specified in the Articles of Organization  (the "Articles")  filed with the Secretary of
State of Texas.  The Board of Managers may change the registered  office and the registered  agent at such times as the Board of Managers determines appropriate in any manner provided by law.

4.       Principal  Office.  The  principal  office of the  Company  (at which the books and records of the Company shall be  maintained)  shall be at such  place as the Board of  Managers  may  designate,  which need not be in the
State of Texas.  The Company may have such other offices as the Board of Managers may designate.

5.       Member.  The term "Member" as used in these Regulations  means Toro Partners,  in its capacity as a member
(within the meaning of the Act) of the Company,  and any person hereafter  admitted to the Company as a member, but such term does not  include  any  person  who has ceased to be a member of the  Company.  The name and the  mailing address of the initial Member are as follows:

                  Toro Partners, LP
                  10 Lafayette Square
                  Buffalo, NY  14203

6.       Powers.  The  Company  shall  have  the  power  and  authority  to take  any and  all  actions  necessary, appropriate,  proper,  advisable,  convenient or incidental to or for the  furtherance of the purposes set forth in
Section 2, including any and all powers set forth in the Act.

7.       Term.  The term of the Company  commenced  on the date of the filing of the  Articles in the Office of the
Secretary  of State of Texas and  shall be  perpetual,  unless  it is  dissolved  sooner  as a result  of:  (a) the written election of the Member,  (b) the entry of a decree of judicial  dissolution  under Article 6.02 of the Act, or (c) the  occurrence  of an event  that  causes  there to be no  members of the  Company,  unless the  Company is continued in accordance with the Act.  No other event shall cause a dissolution of the Company.

8.       Capital  Contributions.  The Member shall make capital  contributions  to the Company at such times and in such amounts as determined by the Member in its sole discretion.  All capital  contributions  made by the Member to the Company shall be credited to the Member's account.

9.       Distributions.  The  Company  shall  make  cash  distributions  to the  Member  at such  times and in such amounts as may be determined by the Board of Managers.  The Company may make non-cash  distributions  to the Member at such  times  and in such  forms  as may be  determined  by the  Board of  Managers.  Notwithstanding  any  other provision  of these  Regulations,  neither the Company,  nor the Board of Managers on behalf of the Company,  shall make a distribution to the Member if such distribution would violate the Act or other applicable law.

10.      Management.  Subject to the provisions of the Act and any  limitations  in these  Regulations as to action to be  authorized  or approved by the Member,  all  management  powers over the business and affairs of the Company shall  be  exclusively  vested  in a board of  managers  (the  "Board  of  Managers"),  comprised  of a  number  of individuals  (no less than 2) (each,  a "Manager")  determined by the Member and each of whom shall be appointed by the Member.  Collectively,  the  Managers  shall  constitute  "managers"  of the Company  within the meaning of the
Act. The Board of Managers may delegate  certain of its powers to officers  (the  "Officers"),  who shall be agents of the Company.  Except as otherwise  specifically  provided in these  Regulations,  the authority and functions of the Board of Managers  and of the  Officers  shall be  identical  to the  authority  and  functions of the board of directors and officers,  respectively,  of a corporation  organized under the Texas Business Corporation Act. Thus, except as otherwise  specifically  provided in these Regulations,  the business and affairs of the Company shall be managed  under the  direction of the Board of  Managers,  and the  day-to-day  activities  of the Company  shall be conducted  on the  Company's  behalf by the  Officers.  In  addition  to the powers  that now or  hereafter  may be granted to managers under the Act and to all other powers granted under any other  provision of these  Regulations, the Board of  Managers  (subject to Section 11 of these  Regulations)  and the  Officers  (subject to Section 12 of these  Regulations  and the  direction  of the Board of  Managers)  shall have full power and  authority  to do all things on such terms as they, in their sole discretion,  may deem necessary or appropriate to conduct,  or cause to be  conducted,  the  business and affairs of the  Company.  The Member,  by virtue of its status of a member of the
Company,  shall not have any  management  power over the  business and affairs of the Company or actual or apparent authority to enter into contracts on behalf of, or to otherwise bind, the Company.

11.      Board of Managers.

(a)      Election  and Removal of  Managers.  Upon  election by the Member,  each  Manager  shall hold office until death,  disability,  resignation  or removal at any time at the pleasure of the Member.  If a vacancy occurs on the
Board of Managers,  the Member shall elect a successor so that the Board of Managers  remains fully  constituted at all times.

(b)      Meetings and Approval Requirements.

(i)      Regular  Meetings.  Regular  meetings of the Board of Managers  shall be held as the Board of Managers may determine  and,  if so  determined,  no notice  thereof  need be given.  Special  meetings of the Board of Managers shall be held at the written request of any Manager.

(ii)     Telephonic  Meetings.  Any meeting of the Board of Managers may be held by  conference  telephone  call or through similar  communications  equipment by means of which all persons  participating  in the meeting are able to hear each other.  Participation  in a  telephonic  or  videographic  meeting held  pursuant to this  section  shall constitute presence in person at such meeting.

(iii)    Notices.  Notices of regularly  scheduled  meetings of the Board of Managers shall not be required  unless the time or place of a particular  regular  meeting is other than as set forth in the schedule of regular  meetings previously  approved by the Board of Managers.  Notices of special  meetings  shall be required and shall state the place,  date and hour of the  meeting  and the  purpose  or  purposes  for which the  meeting  is  called.  Special meetings  shall be held at the address  specified  in the notice of such meeting or at such other place as shall be agreed by the  Managers.  Notice of a special  meeting  shall be given in writing to each Manager not less than two
(2) nor  more  than  fifteen  (15)  days  before  the date of the  meeting.  Managers  may  waive  in  writing  the requirements for notice before,  at or after the special meeting  involved.  The presence of a Manager at a meeting shall constitute waiver of notice unless said Manager expressly states otherwise at the outset of such meeting.

(iv)     Quorum.  At each meeting of the Board of Managers,  the presence in person or by electronic  means, as the case may be, of a majority of the  Managers  shall be  necessary  to  constitute  a quorum for the  transaction  of business by the Board of Managers.

(v)      Approval  Requirements.  The Board of Managers may act either  through the presence of Managers  voting at a meeting or by written  consent  without a meeting  as  described  in clause  (vi)  below.  In the case of actions taken at a  meeting,  the  affirmative  vote of at  least a  majority  of the  Managers  present  in  person  or by electronic  means,  as the case may be, and voting at a duly held  meeting of the Board of Managers  where a quorum is present shall be necessary for any action of the Board of Managers.

(vi)     Written  Consents.  Any action  required  or  permitted  to be taken at a meeting of the Board of Managers may be taken  without a meeting,  without  prior  notice and  without a vote if a consent or  consents  in writing, setting  forth the action so taken,  shall be signed by at least a majority of the Managers.  Such  consents  shall be filed with the minutes of the proceedings of the Board of Managers.

(vii)    Compensation  and  Reimbursement.  Except as determined by the Board of Managers,  no compensation or fees shall be paid by the Company to any  individual  for serving as a Manager.  However,  Managers shall be entitled to reimbursement by the Company for reasonable expenses incurred in attending meetings of the Board of Managers.

(c)      Initial Managers.  The initial Managers, as of the effectiveness of these Regulations, are as follows:

                                            B. H. Hale

                                            R. J. Tanski

12.      Officers.

(a)      Appointment and Tenure.

(i)      The Officers of the Company  shall be comprised of one or more  individuals  designated  from time to time by the Board of  Managers.  No Officer  need be a resident  of the State of Texas.  Officers of the Company are not
"managers,"  as that term is used in the Act.  Each Officer shall hold his office for such term and shall have such authority and exercise  such powers and perform such duties as shall be  determined  from time to time by the Board of  Managers.  Any number of offices may be held by the same  individual.  The salaries or other  compensation,  if any, of the Officers and other agents of the Company shall be fixed from time to time by the Board of Managers.

(ii)     The Officers of the Company may be comprised of a  president,  a secretary  and a treasurer.  The Board of
Managers may also  designate one or more vice  presidents,  assistant  secretaries  and assistant  treasurers.  The
Board of Managers may designate  such other  Officers and assistant  officers and agents as the Managers shall deem necessary.

(b)      Removal.  Any  Officer  may be  removed  as such at any time by the  Board  of  Managers,  either  with or without cause, in the discretion of the Board of Managers.

(c)      President.  The president,  if one is  designated,  shall be the chief  executive  officer of the Company, shall have general and active  management of the day-to-day  business and affairs of the Company as authorized from time to time by the Board of Managers and shall be  authorized  and directed to implement  all orders,  resolutions and business plans adopted by the Board of Managers.

(d)      Vice Presidents.  The vice  presidents,  if any are designated,  in the order of their  seniority,  unless otherwise  determined by the Board of Managers,  shall, in the absence or disability of the president,  perform the duties and have the  authority and exercise the powers of the  president.  They shall perform such other duties and have such other authority and powers as the Board of Managers may from time to time prescribe.

(e)      Secretary;  Assistant  Secretaries.  The secretary,  if one is  designated,  shall perform such duties and have such powers as the Board of Managers may from time to time prescribe.  The assistant  secretaries,  if any are designated,  in the order of their seniority,  unless otherwise determined by the Board of Managers,  shall, in the absence or disability of the  secretary,  perform the duties and exercise the powers of the  secretary.  They shall perform such other duties and have such other powers as the Board of Managers may from time to time prescribe.

(f)      Treasurer;  Assistant  Treasurers.  The  treasurer,  if one  is  designated,  shall  have  custody  of the
Company's  funds and  securities and shall keep full and accurate  accounts and records of receipts,  disbursements and other  transactions in books belonging to the Company,  and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such  depositories  as may be  designated  from time to time by the
Board of  Managers.  The  treasurer  shall  disburse  the funds of the  Company  as may be  ordered by the Board of
Managers,  taking  proper  vouchers  for such  disbursements,  and  shall  render  the  president  and the Board of
Managers,  when so directed,  an account of all his transactions as treasurer and of the financial condition of the
Company.  The  treasurer  shall  perform  such other duties and have such other powers as the Board of Managers may from time to time  prescribe.  If required by the Board of Managers,  the  treasurer  shall give the Company a bond of such type,  character  and amount as the Board of Managers may require.  The  assistant  treasurers,  if any are designated,  in the order of their seniority,  unless otherwise determined by the Board of Managers,  shall, in the absence or disability of the  treasurer,  perform the duties and exercise the powers of the  treasurer.  They shall perform such other duties and have such other powers as the Board of Managers may from time to time prescribe.

13.      Powers of Execution.

(a)      Checks  and  Notes.  All checks and other  demands  for money and notes and any other  instrument  for the payment of money  shall be signed on behalf of the  Company by such  Officer or by such other  person or persons as the Board of Managers  may from time to time  designate.  The  signature  of such  Officer or any such other person may be a facsimile if so authorized by the Board of Managers.

(b)      Contracts and Deeds.  All  contracts,  deeds and  instruments  shall be signed on behalf of the Company by such Officer or by such other person or persons as the Board of Managers may from time to time designate.

(c)      Interests  in Other  Entities.  All shares of stock,  partnership  interests,  limited  liability  company interests or other  interests  owned by the Company in other  entities shall be voted or  represented,  as the case may be, on behalf of the  Company by such  Officer or such other  person or persons as shall be  designated  by the
Board of Managers.

14.      Exculpation.  NEITHER  THE  MANAGERS,  THE  MEMBER,  NOR ANY OWNER,  OFFICER,  DIRECTOR OR EMPLOYEE OF THE
COMPANY OR OF THE MEMBER,  SHALL BE LIABLE,  RESPONSIBLE  OR  ACCOUNTABLE IN DAMAGES OR OTHERWISE TO THE COMPANY OR
THE  MEMBER  FOR ANY  ACTION  TAKEN OR  FAILURE  TO ACT (EVEN IF SUCH  ACTION OR  FAILURE  TO ACT  CONSTITUTED  THE
NEGLIGENCE OF A PERSON,  INCLUDING THE PERSON FOR WHOM  EXCULPATION  IS SOUGHT  HEREUNDER) ON BEHALF OF THE COMPANY
WITHIN THE SCOPE OF THE  AUTHORITY  CONFERRED ON THE PERSON  DESCRIBED IN THESE  REGULATIONS  OR BY LAW UNLESS SUCH
ACT OR OMISSION WAS PERFORMED OR OMITTED  FRAUDULENTLY OR CONSTITUTED  GROSS NEGLIGENCE OR WILLFUL  MISCONDUCT.  TO
THE EXTENT THAT, AT LAW OR IN EQUITY,  THE MANAGERS,  THE MEMBER,  OR ANY OWNER,  OFFICER,  DIRECTOR OR EMPLOYEE OF
THE COMPANY OR OF THE MEMBER HAVE DUTIES  (INCLUDING  FIDUCIARY  DUTIES) AND  LIABILITIES  RELATING TO THE COMPANY,
THE MANAGERS,  THE MEMBER OR ANY OWNER, OFFICER,  DIRECTOR OR EMPLOYEE OF THE COMPANY OR OF THE MEMBER ACTING UNDER
THESE  REGULATIONS  SHALL NOT BE LIABLE TO THE COMPANY OR THE MEMBER FOR THEIR  RELIANCE ON THE PROVISIONS OF THESE
REGULATIONS.  THE  PROVISIONS  OF THESE  REGULATIONS,  TO THE EXTENT THAT THEY  EXPAND OR  RESTRICT  THE DUTIES AND
LIABILITIES OF THE MANAGERS,  THE MEMBER OR ANY OWNER,  OFFICER,  DIRECTOR OR EMPLOYEE OF THE COMPANY OR THE MEMBER
OTHERWISE  EXISTING AT LAW OR IN EQUITY,  ARE AGREED TO BY THE MEMBER PURSUANT TO THE PROVISIONS OF ARTICLE 2.20 OF
THE ACT TO REPLACE SUCH OTHER DUTIES AND LIABILITIES OF THE MANAGERS,  THE MEMBER OR ANY OWNER,  OFFICER,  DIRECTOR
OR EMPLOYEE OF THE COMPANY OR OF THE MEMBER.

15.      Indemnification.

(a)      The Company  shall  indemnify  any person who was or is a party or is threatened to be made a party to any threatened,  pending  or  completed  action,  suit  or  proceeding,  whether  civil,  criminal,  administrative  or investigative  by reason of the fact that such person is or was, at any time prior to or during which this Section 15 is in effect,  a Manager,  an Officer  or Member of the  Company,  or is or was,  at any time prior to or during which this Section 15 is in effect,  serving at the request of the Company, as a manager,  director or officer of a corporation,  partnership,  limited liability company,  joint venture,  trust, other enterprise or employee benefit plan against  reasonable  expenses  (including  attorneys'  fees),  judgments,  fines,  penalties,  amounts paid in settlement and other  liabilities  actually and reasonably  incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law.

(b)      Expenses  incurred by a person who is or was a Manager,  an Officer or Member of the Company in  appearing at, participating in or defending any threatened,  pending or completed action, suit or proceeding,  whether civil, criminal,  administrative or investigative,  shall be paid by the Company at reasonable intervals in advance of the final  disposition  of such  action,  suit or  proceeding  upon  receipt of an  undertaking  by or on behalf of the
Member,  Officer or Manager to repay such amount if it shall  ultimately be  determined  that he is not entitled to be indemnified  by the Company as authorized by this Section 15. The  indemnification  and  advancement of expenses provided  by  this  Section  15  shall  not be  deemed  exclusive  of any  other  rights  to  which  those  seeking indemnification  or  advancement  of expenses  may be or become  entitled  under any law,  these  Regulations,  the decision  of the Board of  Managers,  or the Member or  otherwise,  or under any policy or  policies  of  insurance purchased and  maintained by the Company on behalf of any such person,  both as to action in his official  capacity and as to action in another  capacity  while holding such office,  and shall continue as to a person who has ceased to be a manager,  officer or member and shall inure to the benefit of the heirs,  executors and  administrators  of such person.

(c)      The rights  provided by this  Section 15 are for the  benefit of the persons  referred to herein and their respective  heirs,  executors  and  administrators  and shall be legally  enforceable  against  the Company by such persons (who shall be presumed to have relied on such rights in  undertaking  or  continuing  any of the  positions referred to herein) or by their  respective  heirs,  executors and  administrators.  No amendment to or restatement of this  Section 15, or merger,  consolidation,  conversion  or  reorganization  of the  Company,  shall impair the rights of  indemnification  provided  by this  Section 15 with  respect to any action or failure to act, or alleged action or failure to act,  occurring or alleged to have  occurred  prior to such  amendment,  restatement,  merger, consolidation, conversion or reorganization.

16.      Mergers and  Exchanges.  Subject to the  requirements  of the Act, the Company may be a party to a merger, consolidation, share or interest exchange or other transaction authorized by the Act.

17.      Amendments to these Regulations.  The power to alter,  amend,  restate,  or repeal these Regulations or to adopt new  regulations  is vested in the Member.  These  Regulations  may be  amended,  modified,  supplemented  or restated in any manner permitted by applicable law and approved by the Member.

18.      Governing  Law.  These  Regulations  shall be governed by, and construed  under,  the laws of the State of
Texas (without regard to principles of conflict of laws), all rights and remedies being governed by said laws.

         IN WITNESS WHEREOF,  the undersigned,  intending to be bound hereby,  has duly executed these  Regulations to be effective as of June 3, 2003.
TORO PARTNERS, LP

By: Upstate Energy Inc., its sole general partner

By: /s/ B. H. Hale
Name: B. H. Hale
Title: President